 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                                          Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

CORPORATE CAPITAL TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐   Fee paid previously with preliminary materials:

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The following is an email from Corporate Capital Trust, Inc. (the “Company”) to financial advisors regarding the availability of definitive proxy materials for the August 3, 2017 annual meeting of stockholders. The email relates, in part, to the Company's previously disclosed plans to pursue a potential listing of the Company's shares of common stock on a national securities exchange (the “Listing”). As previously disclosed, in connection with the Listing, the board of directors of the Company (the “Board”) also approved, and has recommended to the Company's stockholders, a number of amendments to the Company's charter to conform to publicly listed peers of the Company, and the Board unanimously approved a new investment advisory agreement with KKR, which will become effective following the satisfaction of certain conditions, including the Listing and stockholder approval of such agreement.

***

FOR BROKER-DEALER AND RIA USE ONLY.

.

Corporate Capital Trust News: Availability of Proxy Materials

Dear Financial Advisor:

We are writing to notify you that it’s time for Corporate Capital Trust, Inc., (the “Company”) stockholders to vote their proxy. We ask that you read this e-mail carefully as this year’s proxy contains several non-routine items, which require attention from your clients to avoid delaying the execution of important initiatives.

Specifically, the proxy statement contains a number of proposals that, if adopted, will effectively position Corporate Capital Trust to pursue the important milestone of a listing of the Company’s shares of common stock on a national securities exchange if and when market conditions make it desirable to do so and it is otherwise in the best interest of Corporate Capital Trust and its stockholders. Proxy materials will first be mailed to stockholders on or about June 1, 2017. The proxy solicitor, Broadridge Investor Communications Solutions, Inc. (“Broadridge”), will begin calling stockholders approximately one week following that date. Corporate Capital Trust anticipates that Broadridge will continue to call all stockholders who have not voted until the required votes approving the proposals are received.

We encourage you to inform your clients about the proxy materials and the importance of voting their shares as quickly as possible. This will spare them from receiving calls from Broadridge and will reduce corporate expenses related to the proxy solicitation. Two of the proposals require the affirmative vote of at least two-thirds of the outstanding shares of Corporate Capital Trust’s common stock to pass. With more than 70,000 stockholders of record and due to the importance of the proposals, stockholders are being asked to vote upon, Corporate Capital Trust will not be able to put your clients on a “Do Not Call” list.

As a reminder, your contacts at CNL Securities are restricted from soliciting proxies and are therefore limited in what they can do with regard to this matter. For questions about the proxy, including requests for duplicate materials or assistance submitting your client’s proxy, please contact Broadridge at 855-835-8319.

The Annual Meeting of Stockholders will be held on August 3rd, 2017. Stockholders of record as of May 24th, 2017 will be entitled to vote on the items below.

●	Proposal 1 – Re-election of James H. Kropp and Todd C. Builione each for a three year term
●	Proposal 2 – Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm
●	Proposal 3 – Approve a new investment advisory agreement between the Company and KKR Credit Advisors (US) LLC, the Company’s current sub-advisor, which will become effective upon a listing. The terms of the new advisory agreement will, among other things, reduce the management fee to an annual rate of 1.5 percent of the Company’s average gross assets (instead of 2 percent as set forth in the existing investment advisory agreement)
●	Proposal 4 – Vote upon the following proposals to amend and restate the Company’s existing charter to reflect certain amendments in the proxy statement, which will become effective upon a listing:
	○	Remove a provision in the existing charter that exempts the Company from the protections of the Maryland Business Combination Act
	○	Remove a provision in the existing charter that requires stockholder approval for Corporate Capital Trust to change its business in a way that would cause the Company to stop being treated as a business development company
	○	Conform certain provisions in the existing charter to more closely match provisions in the charters of publicly listed business development companies
	○	Amend the existing charter to allow Corporate Capital Trust to limit a stockholder’s right to inspect the books and records if the board of directors determines that the stockholder has an improper purpose for requesting this inspection
	○	Amend the existing charter to increase the vote required to make changes to certain provisions to 80 percent of all the votes entitled to be cast on the matter (such amendment requires the vote of at least two-thirds of the outstanding shares of Corporate Capital Trust’s common stock)
	○	Amend the existing charter to require a stockholder vote of 80 percent of all the votes entitled to be cast to effect a dissolution or liquidation of Corporate Capital Trust and any amendment to provisions of the charter relating to the size of the Company’s board of directors and the term of directors (such amendment requires the vote of at least two-thirds of the outstanding shares of Corporate Capital Trust’s common stock)

●	Proposal 5 – Authorize flexibility for Corporate Capital Trust, with the approval of the Company’s board of directors, to offer and sell shares of the Company’s common stock, during the one year period following stockholder approval of such proposal, at a price below the then-current net asset value per share, contingent upon a listing and subject to certain limitations described in the proxy statement

The board of directors unanimously recommends that stockholders vote “FOR” all of these proposals.

The Proxy Statement, which includes a letter to stockholders, will be mailed on or around June 1, 2017 to stockholders of record. A copy will also be mailed to the listed financial advisor during the same time period and can also be accessed by visiting sec.gov.

As previously mentioned, all stockholders who have not voted will be called by the proxy solicitation firm. It will be important for stockholders to vote early to help reduce the expenses tied to the proxy solicitation.

If you or your clients have specific questions about the proxy, need materials resent, or need assistance submitting their proxy, please call Broadridge at 855-835-8319. For additional information, please review the definitive proxy statement filed with the SEC on May 24th, 2017.

Corporate Capital Trust is advised by CNL Fund Advisors Company (CNL) and sub-advised by KKR Credit Advisors (US) LLC.

FOR BROKER-DEALER AND RIA USE ONLY.

This communication may be deemed solicitation material in respect of the proposals set forth in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) on May 24, 2017 (the “transactions”).  In connection with the transactions, the Company has filed, and intends to file, relevant materials with the SEC. The Company is mailing the definitive proxy statement and a proxy card to each stockholder entitled to vote at the stockholder meeting relating to such matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS REPORT. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website, at the Company’s website, or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and will be set forth in the other materials to be filed with the SEC.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on current expectations and may be identified by words such as believes, anticipates, expects, may, could and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the Company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s stock and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. Stockholders and financial advisors should not place undue reliance on forward-looking statements.

© 2017 CNL Intellectual Properties, Inc. All Rights Reserved. CNL® and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, Inc.

CCT-0517-00213-001-BD

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